Exhibit 99.1

HyreCar Provides Update on Fourth Quarter 2019 Revenue

Revenues Estimated between $4.6 to $4.8 Million; Quarterly Rental Days Tops 190,000

LOS ANGELES – HyreCar Inc. (NASDAQ: HYRE), the carsharing marketplace for ridesharing, today announced preliminary results for the fourth quarter ended December 31, 2019. Fourth quarter revenues are expected to be between $4.6 million to $4.8 million, and the number of rentals days, that grew each month throughout the quarter, should be approximately 190,000 for the quarter.

“We exceeded all of our expectations in the fourth quarter even as we continued to improve and expand every aspect of our partnerships and platform. In addition to higher revenues, as our commercial initiatives accelerated car supply in key markets, utilization of these cars continues to grow and retention of cars, drivers and vehicle owners has increased during the quarter,” said Joe Furnari, Chief Executive Officer of HyreCar.

“These metrics show the value of our platform for commercial partners and dealerships by allowing them to truly benefit from the Transportation as a Service industry while at the same time helping them fully optimize their inventory and expand their business opportunities into new revenue streams.” Furnari continued, “We expect our partnerships to expand the number of cars on the platform while maintaining high utilization and retention throughout 2020.”

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) is a nationwide leader operating a carsharing marketplace for ridesharing in all 50 States and Washington D.C. via its proprietary technology platform. The Company has established a leading presence in Mobility as a Service (MaaS) through individual vehicle owners, dealers and OEM’s, who have been disrupted by automotive asset sharing. By providing a unique opportunity through our safe, secure, and reliable marketplace, HyreCar is transforming the industry by empowering all to profit from Mobility as a Service. For more information please visit hyrecar.com.

Forward-Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, without limitation, HyreCar’s future earnings, partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s most recent Annual Report on Form 10-K and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Contacts

John Evans
Investor Relations
415-309-0230
j.evans@hyrecar.com